UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15 (D) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2007

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-32261	76-0362774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into Material Definitive Agreement.

On March 23, 2007 (the “Amendment Date”) ATP Oil & Gas Corporation (the “Company”) the lenders named therein and Credit Suisse (as Administrative Agent and Collateral Agent for such lenders) entered into Amendment No. 1 and Agreement (the “Amendment”) amending the Third Amended and Restated Credit Agreement dated as of December 28, 2006 (as so amended, the “Existing Credit Agreement”).

As of the Amendment Date, the Company increased its aggregate borrowings by a net $200.0 million (from the aggregate balance outstanding as of December 31, 2006) to $1.262 billion. The Company borrowed additional amounts under terms and provisions (after giving effect to the amendments made to the Existing Credit Agreement on the Amendment Date) identical in all material respects to the existing first lien term loans as of the Amendment Date, in an aggregate principal amount of $375.0 million, all of the proceeds of which will be used by the Company (a) to pay fees and expenses incurred in connection with the Existing Credit Agreement in an aggregate amount of $8.5 million, (b) to repay in full all outstanding borrowings under the Second Lien Term Loan Facility, which had an original face amount of $175.0 million and bore interest at a rate of LIBOR plus 4.75%, (c) from time to time solely for general corporate purposes, predominantly the development of properties acquired to-date in 2007. Net cash proceeds to the Company were $191.5 million. The interest rate on the additional $375.0 million of new term loans is LIBOR plus 3.5%.

The foregoing description of the Existing Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 filed as an exhibit hereto and incorporated by reference herein. In addition, capitalized terms used but not defined in the foregoing description have the respective meanings assigned to such terms in the Existing Credit Agreement.

Item 7.01. — Regulation FD Disclosure

On March 23, 2007, the Company issued a press release, included herein as Exhibit 99.1, announcing the amendment of its credit agreement.

Item 9.01. — Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 1 and Agreement dated as of March 23, 2007 to the Third Amended and Restated Credit Agreement dated as of December 28, 2006, among ATP Oil & Gas Corporation, the lenders from time to time party thereto and Credit Suisse, as administrative agent and as collateral agent for the Lenders.

99.1	Press Release dated March 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: March 23, 2007	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer

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